Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of May 30, 2014, by and among OrthoPediatrics Corp., a Delaware corporation (the “Company”) and Squadron Capital LLC, a Delaware limited liability company (together with its successors and assigns “Squadron”), and the additional parties, if any, listed on Schedule I attached hereto.

RECITALS

WHEREAS, the Company has entered into a Stock Issuance and Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, with Squadron, pursuant to which Squadron will acquire shares of the Company’s Series B Preferred Stock and convert or exchange a portion of the Company’s debt held by Squadron into the Company’s shares of Series B Preferred Stock; and

WHEREAS, in order to induce Squadron to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement and the execution and delivery of this Agreement is a condition to the Closing (as defined in the Purchase Agreement).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, each of the parties hereto severally (and neither jointly nor jointly and severally) hereby agrees as follows:

1.          CERTAIN DEFINITIONS. As used in this Agreement, the following terms will have the following respective meanings:

“Affiliate” means, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) with respect to any natural Person, any Member of the Immediate Family of such natural Person.

“Affiliated Party” means, with respect to any specified Holder, each corporation, trust, limited liability company, general or limited partnership or other entity that is under common control with such Holder or whose general partner, manager, managing member, trustee or investment advisor is the same or an Affiliate of the general partner, manager, managing member, trustee or investment advisor of such Holder and any shareholder, partner, member or beneficiary of any of the foregoing.

“Agreement” is defined in the Preamble.

“Application” is defined in Section 6.1.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required to close.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Common Stock” means the Common Stock of the Company and any securities issued in exchange for or in replacement of such Common Stock.

“Company” is defined in the Preamble.

“Covered Person” is defined in Section 6.1 of this Agreement.

“Effectiveness Deadline” means the date which is 60 days after the applicable Filing Deadline for the applicable Registration Statement, or if there is a full review of such Registration Statement by the Commission, 90 days after the applicable Filing Deadline for such Registration Statement.

“Eligible Market” means the NYSE MKT LLC, The New York Stock Exchange, Inc., The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market or any other securities market satisfactory to Squadron.

“Exchange Act” means the Securities Exchange Act of 1934, and any successor to such statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be amended and in effect.

“Filing Deadline” is defined in Section 4.1 of this Agreement.

“Grace Period” is defined in Section 4.14 of this Agreement.

“Holder” means Squadron and any other Person who purchased Series B Preferred Stock pursuant to the Purchase Agreement and who owns Registrable Shares and is party to this Agreement as reflected on Schedule I hereto, and any Permitted Transferee thereof in accordance with Section 7.3 hereof.

“Initial Public Offering” means the initial underwritten Public Offering on Form S1 (or any successor form under the Securities Act).

“Maximum Number of Shares” is defined in Section 5.2.

“Members of the Immediate Family” means, with respect to any individual, each spouse or child or other descendants of such individual, each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.

“Permitted Transferee” is defined in Section 7.3.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Public Offering” means a public offering and sale of Common Stock for cash pursuant to an effective Registration Statement.

“Purchase Agreement” is defined in the Preamble

“Qualified IPO” means Public Offering at a price of at least $20.55 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds, net of the underwriting discount and commissions, to the Company.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act and the automatic effectiveness or the declaration or ordering of effectiveness of such Registration Statement or similar document.

“Registration Period” is defined in Section 4.1 of this Agreement.

“Registrable Securities” means (i) any Common Stock issued or issuable upon conversion of the Series B Preferred Stock issued to Squadron and the other Holders pursuant to the Purchase Agreement or issued or issuable to Squadron upon conversion, exchange or in consideration of all or a portion of the Company’s debt held by Squadron; (ii) any Common Stock issued or issuable upon conversion of the Series A Preferred Stock; (iii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by Squadron or the other Holders after the date hereof; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii) and (iii) above.

“Registration Expenses” means all expenses incurred by the Company in complying with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, listing fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, fees and disbursements of counsel for the Company and the Company’s independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, but excluding underwriting discounts, selling commissions and transfer taxes, if any, applicable to the sale of Registrable Securities.

“Registration Statement” means a registration statement filed by the Company with the Commission for a Public Offering under the Securities Act (other than a registration statement on Form S8 or Form S4, or their successors, or any other form for a similar limited purpose).

“Rule 144” means Rule 144 under the Securities Act, and any successor rule or regulation thereto, and in the case of any referenced section of such rule, any successor section thereto, collectively and as from time to time amended and in effect.

“Securities Act” means the Securities Act of 1933, and any successor to such statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be amended and in effect.

“Selling Holder” means any Holder on whose behalf Registrable Shares are registered pursuant to Section 2 or 3 hereof.

“Series A Preferred Stock” means the Series A Preferred Stock of the Company and any securities issued in exchange for or in replacement of such Series A Preferred Stock.

“Series B Preferred Stock” means the Series B Preferred Stock of the Company and any securities issued in exchange for or in replacement of such Series B Preferred Stock.

“Squadron” is defined in the Preamble.

“Trading Day” means any day on which the Registrable Shares are traded on an Eligible Market; provided that “Trading Day” shall not include any day on which the Registrable Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Registrable Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

“Underwriter” is defined in Section 5.2 of this Agreement.

2.             REQUIRED REGISTRATIONS.

2.1.          Demand Registrations. At any time following the occurrence of an Initial Public Offering, Squadron (including any Permitted Transferee thereof) may, by written notice to the Company, request that the Company effect the registration for a Public Offering on Form S1 (or any other form that includes substantially the same information as would be required to be included in a Registration Statement on such form as currently constituted) of Registrable Shares.

2.2.          Registration on Form S3. At any time after the Company becomes eligible to file a Registration Statement on Form S3 (or any successor form relating to secondary offerings), Squadron (including any Permitted Transferee thereof) may, by written notice to the Company, request that the Company effect the registration on Form S3 (or any successor form) of Registrable Shares having an anticipated net aggregate offering price of at least $5,000,000.

2.3.         Notice to Other Holders of Registrable Shares. Promptly after receipt of notice requesting registration pursuant to Section 2.1 or 2.2, the Company will give written notice of such requested registration to all other Holders of Registrable Shares. Subject to the limitations set forth in Sections 2.4, 5.2 and 5.3, as applicable, the Company will use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Shares which has been requested to register by Squadron and all other Registrable Shares which the Company has been requested to register by other Holders of Registrable Shares by notice delivered to the Company, as applicable, within 20 days after the giving of such notice by the Company.

2.4.         Limitations.

(a)          The Company will not be required to effect more than two registrations requested by Squadron pursuant to Section 2.1 above. The Company will not be required to effect any registration pursuant to Section 2.1: (i) within six months after the effective date of any Registration Statement that was requested by Squadron pursuant to Section 2.1; (ii) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of and ending on a date that is one hundred eighty (180) days after the effective date of, a Company initiated registration, provided, that the Company is actively employing in good faith reasonable best efforts to cause such Registration Statement to become effective; or (iii) if Squadron proposes to dispose of Registrable Shares that may be immediately registered on Form S3 pursuant to a request made pursuant to Section 2.2.

(b)          Subject to the limitations set forth in Section 2.2 above, Squadron will have the right to require the Company to effect an unlimited number of registrations on Form S3; provided, however, (i) that in any one year the Company will not be required to effect more than two such registrations, and (ii) the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.2 during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company initiated registration, provided, that the Company is actively employing in good faith reasonable best efforts to cause such Registration Statement to become effective.

(c)          Notwithstanding any other provision of this Agreement to the contrary, a request for registration by Squadron pursuant to Section 2.1 or Section 2.2 shall not be deemed to have been effected and, therefore, not requested and the rights of Squadron shall be deemed not to have been exercised for purposes of Section 2.1 or Section 2.2, (i) if such registration has not become effective under the Securities Act, (ii) if such registration, after it became effective under the Securities Act, was not maintained effective under the Securities Act (other than as a result of any stop order, injunction or other order or requirement of the SEC or other government agency or court solely on the account of a material misrepresentation or omission of Squadron) for at least 60 consecutive days (or such shorter period ending when all the Registrable Shares covered thereby have been disposed of pursuant thereto), (iii) the number of Registrable Shares to be sold in such offering is reduced by more than 30% of the Registrable Shares requested to be included in such Registration Statement pursuant to Section 5.2 or otherwise, or (iv) if Squadron reimburses, at its election, the Company for the Company’s reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such registration (to the extent actually incurred), and any such registration shall not count as a registration hereunder for purposes of the limitation on registrations in Section 2.4(a) above); provided, however, that if a registration is withdrawn prior to the filing of the Registration Statement or prior to the effectiveness thereof (A) because a material adverse effect with respect to the Company has occurred or is then currently occurring, or (B) because of a postponement of such registration pursuant to Section 4.13, then such withdrawal shall not be treated as a registration effected pursuant to this Section 2 (and shall not be counted toward the number of registrations to which Squadron is entitled), and the Company shall pay all Registration Expenses in connection therewith. Any Holder requesting inclusion in a registration may, at any time prior to the date such Registration Statement is declared effective by the Commission (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

3.             INCIDENTAL REGISTRATION.

3.1.          Company Registration. If at any time the Company proposes to register any of its equity securities under the Securities Act, for its own account or for the account of any holder of its securities other than Registrable Shares, on a form that would permit registration of Registrable Shares for sale to the public under the Securities Act, then prior to such filing the Company will give written notice to all Holders of its intention to do so, and upon the written request of a Holder or Holders given within 20 days after the Company provides such notice (which request will state the intended method of disposition of such Registrable Shares), the Company will use its reasonable best efforts to cause all Registrable Shares the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder(s); provided that, the Company will have the right to postpone or withdraw any registration initiated by the Company pursuant to this Section 3.1 without obligation to any Holder.

3.2.          Excluded Transactions. The Company will not be obligated to effect any registration of Registrable Shares under this Section 3 incidental to the registration of any of its securities in connection with: (a) any Public Offering on Form S8 relating to employee benefit plans or dividend reinvestment plans; or (b) any Public Offering on Form S4 relating to the acquisition or merger by the Company or any of its subsidiaries of or with any other businesses.

4.             REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company and the Selling Holders will take the actions described below in this Section 4.

4.1.          Registration Statement. The Company will prepare and file with the Commission a Registration Statement, in the case of a registration pursuant to Section 2 hereof, promptly and in any event within 60 days after its receipt of a request for registration (the “Filing Deadline”) with respect to such Registrable Shares and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter but in no event later than the Effectiveness Deadline. Such Registration Statement shall be for an offering to be made on a continuous or delayed basis (a socalled “shelf registration statement”) if the Company is eligible for the use thereof and the Holders requesting such registration have asked for a shelf registration statement. The Company shall use reasonable best efforts to keep each Registration Statement effective pursuant to Rule 415 at all times until the date on which the Holders shall have sold all of the Registrable Shares covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. By 9:30 a.m. New York time on the Business Day following the date a Registration Statement has become effective, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

4.2.          Amendments and Supplements. The Company will prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares and other securities, if any, covered by such Registration Statement until such time as all of such Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Selling Holder(s) thereof set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 4.2) by reason of the Company filing a report on Form 10Q, Form 10K or Form 8K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement. By 9:30 a.m. New York City time on the date following the date any post-effective amendment has become effective, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement. If requested by a Holder, the Company shall as soon as practicable (a) incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Shares to be sold in such offering; (b) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (c) supplement or make amendments to any Registration Statement if reasonably requested by a Holder.

4.3.          Cooperation. The Company will use its reasonable best efforts to cooperate with the Selling Holders in the disposition of the Registrable Securities covered by such Registration Statement, including without limitation in the case of an underwritten offering pursuant to Section 2 causing key executives of the Company and its subsidiaries, including, without limitation, the Chief Executive Officer, the Chief Financial Officer, the President and any Vice-Presidents, to participate under the direction of the managing Underwriter in a “road show” scheduled by such managing Underwriter in such locations and of such duration as in the judgment of such managing Underwriter are appropriate for such underwritten offering.

4.4.          Selection of Underwriter and Counsel. In the Company’s Initial Public Offering and in any other Public Offering in which Squadron intends to distribute the Registrable Shares in an underwritten offering, Squadron will have the right to designate the managing Underwriter and the Company’s counsel.

4.5.          Copies of Prospectus. The Company will furnish to each Selling Holder such reasonable numbers of copies of the prospectus, any preliminary prospectus or prospectus supplement, and any free writing prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Selling Holder.

4.6.          Blue Sky Qualification. The Company will use its reasonable best efforts to (a) register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of all applicable jurisdictions in the United States, (b) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, (d) take all other actions reasonably necessary or advisable to qualify the Registrable Shares for sale in such jurisdictions and (e) cause such Registrable Shares covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or desirable to enable the Selling Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares covered by the Registration Statement; provided, however, that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject. The Company shall promptly notify the holders of Registrable Shares of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

4.7.          Opinion of Counsel; Comfort Letter. The Company will use its reasonable best efforts to obtain all legal opinions, auditors’ consents and comfort letters and experts’ cooperation as may be required, including furnishing to each Selling Holder of such Registrable Shares a signed counterpart, addressed or confirmed to such Selling Holder, of (a) an opinion of counsel for the Company and (b) a “cold comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each Holder included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

4.8.          Records. The Company shall make available for inspection by the holders of Registrable Shares included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Holder included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such registration statement.

4.9.          Listing and Transfer Agent. The Company will cause all Registrable Shares covered by the Registration Statement to be listed on the primary national securities exchange on which similar securities issued by the Company are then listed or, if such securities are not then listed, on an Eligible Market. The Company will provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by the Registration Statement not later than the effective date of such Registration Statement.

4.10.         Customary Agreements. The Company will enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as Squadron or the Underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares (including, without limitation, effecting a stock split or a combination of shares). The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters shall also be made to and for the benefit of the Selling Holders to the extent of their participation in the registration.

4.11.         General Compliance with Federal Securities Laws; Section 11(a) Earning Statement. The Company will use its reasonable best efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earning statement covering the period of at least 12 months after the effective date of such Registration Statement, which earning statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158.

4.12.         Notice of Prospectus Defects. The Company will immediately notify the Selling Holders of the happening of any event, as a result of which the prospectus included or to be included in the Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will immediately revise such prospectus as may be necessary so that such prospectus shall not include an untrue statement of a material fact or omit to state such a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will promptly deliver copies of such revised prospectus to the Selling Holders. Following receipt of the revised prospectus, the Selling Holders will be free to resume making offers of the Registrable Shares. The Company will extend the period during which the Registration Statement must be kept effective pursuant to this Agreement by the number of days during the period from and including the date of giving such notice to and including the date when the Selling Holders shall have received copies of the revised prospectus.

4.13.         Lock-Up. In the case of an underwritten offering requested to be effected by the Holders hereunder, the Company shall not, without the prior written consent of the managing Underwriter, for a period from 15 days before the effective date of the registered sale (i.e., the consummation of such transaction) until 90 days after such effective date, directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any common equity or securities convertible into common equity other than pursuant to employee equity plans.

4.14.         Delay of Registration and Suspension of Offering. If at any time (a) after a request to effect a registration pursuant to Section 2 of this Agreement or (b) after a Registration Statement has become effective, the Company is engaged in any plan, proposal or agreement with respect to any financing, acquisition, recapitalization, reorganization or other material transaction or development the public disclosure of which would be materially detrimental to the Company as determined by an independent director of the Company (or, if there is more than one independent director, by a majority of the independent directors), then the Company may direct that such request be delayed or that use of the prospectus contained in the Registration Statement be suspended, as applicable, for a period not to exceed forty-five (45) consecutive days and during any three hundred sixty five (365) day period, such periods shall not exceed an aggregate of ninety (90) days, and the first day of any such period must be at least five (5) Trading Days after the last day of any prior period (each, a “Grace Period”). The Company will promptly notify all Holders requesting the registration or all Selling Holders, as the case may be, of the delay or suspension. In the case of notice suspending an effective Registration Statement, each Selling Holder will immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Holder has received copies of a supplemented or amended prospectus or until such Selling Holder is advised in writing by the Company that the then-current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Registrable Shares to a transferee of a Holder in connection with any sale of Registrable Shares with respect to which a Holder has entered into a contract for sale, prior to the Holder’s receipt of the notice of a Grace Period and for which the Holder has not yet settled. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify holders of Registrable Shares and legal counsel of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

4.15.         Participation by Squadron. In connection with the preparation and filing of each Registration Statement, and before filing any such Registration Statement or any other document in connection therewith, the Company must give Squadron and the Underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission, each amendment thereof or supplement thereto and any related underwriting agreement or other document to be filed, and give each of the aforementioned Persons such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of Squadron, the Underwriters, counsel or accountants, to conduct a reasonable investigation within the meaning of the Securities Act.

4.16.         Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event later than two (2) Business Days, notify the holders of Registrable Shares included in such Registration Statement in writing: (a) when such Registration Statement has been filed or amended or supplemented and becomes effective, (b) when any post effective amendment to such Registration Statement becomes effective, (c) of any stop order issued or threatened by the Commission (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered) and (d) of any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and promptly make available to the holders of Registrable Shares included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Shares included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing (and in no event less than three (3) Business Days prior to filing, except in the event of exigent circumstances affecting the Company that preclude such delivery) to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

5.             CERTAIN OTHER PROVISIONS.

5.1.          Additional Procedures. Selling Holders will take all such actions and execute all custody agreements, powers of attorney or such other documents and instruments that are reasonably requested by the Company to effect the sale of their shares in such Public Offering, including, without limitation, being parties to the underwriting agreement entered into by the Company and any other Selling Holders in connection therewith; provided, however, that the aggregate amount of any liability of any Selling Holder pursuant to such underwriting or other agreement will not exceed such Selling Holder’s net proceeds actually received from such offering. In addition, each Selling Holder will furnish to the Company such information regarding such Selling Holder and the distribution proposed by such Selling Holder as the Company may reasonably request in writing and as will be required in connection with any registration, qualification or compliance referred to in Section 4. The Company shall not be required to include any Selling Holder’s Registrable Shares in such underwriting unless such Selling Holder accepts the terms of the underwriting as agreed upon between the Company, and the Underwriters, provided that such agreement does not expose the Selling Holder to any additional liability not expressly and explicitly set forth in this Agreement. Notwithstanding anything to the contrary contained herein, no Holder included in a Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder’s organization, good standing, authority, title to Registrable Shares, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such Holder that such Holder has furnished in writing expressly for inclusion in such Registration Statement.

5.2.         Priority on Demand Registrations. If any registration made pursuant to Section 2 is an underwritten offering and the managing underwriters (the “Underwriters”) advise the Company in writing (with a copy to Squadron) that in their opinion the number of Registrable Shares requested to be included in such offering exceeds the number of Registrable Shares which can be sold therein without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (the “Maximum Number of Shares”), the Company will include in such registration: (a) first, the maximum number of shares of Registrable Shares requested to be included by the Selling Holders, pro rata among Selling Holders, on the basis of the number of shares of Registrable Securities held by the Selling Holders; and (b) second, to the extent the Maximum Number of Shares has not been exceeded under the foregoing clause (a) above, the maximum number of shares of Registrable Shares requested to be included by any other Persons, including, without limitation, the Company, without exceeding the Maximum Number of Shares, pro rata among such Persons on the basis of the number of shares that each has requested to be included in such registration without exceeding the Maximum Number of Shares.

5.3.         Priority on Incidental Registrations. If any registration made pursuant to Section 3 is an underwritten offering and the managing Underwriters advise the Company in writing (with a copy to Squadron) that in their opinion the number of Registrable Shares requested to be included in such offering exceeds the number of Registrable Shares which can be sold therein without adversely affecting the marketability and pricing of the offering, the Company will include in such registration:

(a)          in the case of a registration initiated by the Company (i) first, the maximum number of shares of Registrable Shares requested to be included by the Company in such registration which can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent the Maximum Number of Shares has not been exceeded under the foregoing clause (i) above, the maximum number of shares of Registrable Shares requested to be included by the Holders, pro rata among the Selling Holders on the basis of the number of shares of Registrable Securities held by the Selling Holders; (iii) third, to the extent the Maximum Number of Shares has not been exceeded under the foregoing clauses (i) and (ii) above, the maximum number of shares of Registrable Shares requested to be included by any other Persons which can be sold without exceeding the Maximum Number of Shares; and

(b)          in the case of a registration initiated by anyone other than the Company (i) first, the maximum number of shares of Registrable Shares requested to be included in such registration by the Persons initiating such registration which can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent the Maximum Number of Shares has not been exceeded under the foregoing clause (i) above, the maximum number of shares of Registrable Shares requested to be included by the Holders, pro rata among the Selling Holders on the basis of the number of shares of Registrable Securities held by the Selling Holders; (iii) third, to the extent the Maximum Number of Shares has not been exceeded under the foregoing clauses (i) and (ii) above, the maximum number of shares of Registrable Shares requested to be included by the Company which can be sold without exceeding the Maximum Number of Shares.

5.4.         Restriction. Notwithstanding the foregoing, the Company will not include in any registration pursuant to Section 2.1 or Section 2.2 any securities which are not Registrable Shares without the prior written consent of Squadron.

5.5.         Lock-Up. Each Holder agrees that unless the consent of the managing Underwriter of the Initial Public Offering is obtained, for a period beginning seven days immediately preceding and ending on the 180th day following the effective date of the Registration Statement used in connection with such Initial Public Offering, it will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer, directly or indirectly, any Registrable Shares or any securities convertible into or exercisable or exchangeable for such Registrable Shares, except for (a) any Registrable Shares sold pursuant to such Registration Statement and (b) transfers to Affiliated Parties, Affiliates, partners, members, managers, beneficiaries or stockholders of such Holder (each of whom shall have furnished to the Company and the managing Underwriters its written consent to be bound by the terms of this Agreement, including this Section 5.5); provided that, all officers and directors of the Company and all holders of more than 1% of the shares of Common Stock then outstanding enter into such lock-up agreements for the same period and on the same terms.

5.6.         Registration Expenses.

(a)          The Company hereby agrees to pay all Registration Expenses in connection with all registrations effected pursuant to this Agreement.

(b)          Notwithstanding the terms of Section 5.6(a), the Company shall not be required to pay for any expenses of a registration requested pursuant to Sections 2.1 or 2.2 hereof if the registration request is withdrawn at any time at the request of Squadron (in which case all participating Holders severally and not jointly shall bear such expenses pro rata in accordance with the number of Registrable Shares requested by such Holders to be included in such Registration Statement), unless in the case of a registration requested pursuant to Section 2.1, Squadron agrees to forfeit its right to one demand registration pursuant to Section 2.1 at the time of any such withdrawal, which forfeiture shall bind all Holders of Registrable Shares. However, if Squadron had learned of information (other than information known to it at the time it made its request) that, in the good faith judgment of Squadron, is reasonably likely to have a material adverse effect on the business or prospects of the Company, then the Holders shall not be required to pay any of such expenses in the case of a registration requested pursuant to Section 2.1 or 2.2 and, in the case of a registration requested pursuant to Section 2.1, the right to one demand registration shall not be forfeited.

5.7.          Termination of Status as Registrable Shares. Registrable Shares will cease to be Registrable Shares and cease to have the rights accorded to such Registrable Shares under this Agreement upon the earliest to occur of the following events: (a) such shares shall have been sold pursuant to an effective Registration Statement under the Securities Act; or (b) such Registrable Shares shall have been sold pursuant to a transaction under Rule 144.

5.8.          Limitations on Subsequent Registration Rights. The Company will not, without the prior written consent of Squadron, enter into any agreement with any holder or prospective holder of securities of the Company that grant such holder or prospective holder rights to include securities of the Company in any Registration Statement.

6.             INDEMNIFICATION.

6.1.          Company Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law, the Company will indemnify and hold harmless each Selling Holder, its respective officers, employees, Affiliates, directors, partners, members, attorneys and agents, and each other Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being a “Covered Person”) against any losses, claims, damages or liabilities, joint or several, to which such Covered Person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any application or other document or communication (in this paragraph collectively called an “application”) executed by or on behalf of the Company, or based upon written information furnished by or on behalf of the Company, filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities law thereof, or (b) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will promptly reimburse, but in no event more than three (3) Business Days after request for payment, such Covered Person for any legal or any other expenses reasonably incurred by such Covered Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any Covered Person in any such case only to the extent (i) that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement or prospectus, any such amendment or supplement or any such issuer free writing prospectus or application, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Covered Person specifically for use therein or (ii) of amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

6.2.          Seller Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law, each Selling Holder will indemnify and hold harmless the Company, each of its officers, employees, Affiliates, directors, attorneys and agents, and each other Person (other than such Selling Holder), if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company, such directors and officers, or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are based solely upon (a) any untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary or final prospectus contained in the Registration Statement, any amendment or supplement to the Registration Statement or any application or (b) the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent that such untrue statement or omission is made in such Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary or final prospectus contained in the Registration Statement, any amendment or supplement to the Registration Statement or any application, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Selling Holder expressly for use therein; provided, however, that the obligations of such Selling Holder hereunder (i) will be limited to an amount equal to the net proceeds to such Selling Holder (after deducting all underwriter’s discounts and commissions and all other expenses paid by such Holder in connection with the registration in question) from the disposition of Registrable Shares pursuant to such registration and (ii) will not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of such Selling Holder, which consent shall not be unreasonably withheld, conditioned or delayed.

6.3.          Notice of Claims, etc.. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim of the type referred to in the foregoing provisions of this Section 6, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to each such indemnifying party of the commencement of such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 6, but only if the indemnifying party did not otherwise have notice of such action and only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against an indemnified party, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and (subject to the following sentence) after notice from an indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. The indemnified party may participate in such defense at its expense; provided, however, that the indemnifying party will pay such expense if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between the indemnified party and any other party represented by such counsel in such proceeding; provided, further, that in no event will the indemnifying party be required to pay the expenses of more than one additional law firm as counsel for all indemnified parties pursuant to this sentence (other than local counsel). If, within 30 days after receipt of the notice, such indemnifying party has not elected to assume the defense of the action, such indemnifying party will be responsible for any legal or other expenses reasonably incurred by such indemnified party in connection with the defense of the action, suit, investigation, inquiry or proceeding. An indemnifying party may, in the defense of any such claim or litigation, consent to the entry of a judgment or enter into a settlement without the consent of the indemnified party only if such judgment or settlement contains a general release of the indemnified party in respect of such claims or litigation.

6.4.          Contribution. If the indemnification provided for in Sections 6.1 or 6.2 hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in this Section 6.4 will include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding any other provision of this Section 6.4, the Holders of the Registrable Shares shall not be required to contribute any amount in excess of the net proceeds received by such Holders from the sale of the Registrable Shares pursuant to the Registration Statement under which such Registrable Shares were registered. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.             MISCELLANEOUS.

7.1.          Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Shares in any Registration Statement pursuant to Section 2.1 or Section 2.2 shall terminate when (i) such Holder and its Affiliates and Affiliated Parties own less than 1% of the shares of Common Stock then outstanding and (ii) Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration.

7.2.         Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration and with a view to making it possible for Holders to register the Registrable Shares pursuant to a registration statement on Form S3, the Company agrees to use its reasonable best efforts to:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (at any time more than 90 days following the closing of the Initial Public Offering);

(b)          file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c)          take such action, including the voluntary registration of the Common Stock under Section 12 of the Exchange Act, as will permit Holders to use Form S3 for the sale of their Registrable Shares, such action to be taken as soon as practicable (but not later than 120 days) after the end of the fiscal year in which the Registration Statement for the Initial Public Offering is declared effective; and

(d)          furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time more than 90 days after the effective date of the Registration Statement for the Initial Public Offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or as to its qualification as a registrant whose securities may be resold pursuant to Form S3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

7.3.         Transfer of Rights. The rights to cause the Company to register Registrable Shares pursuant to Sections 2 and 3 may be assigned by any Holder to any transferee (a) that is an Affiliated Party, Affiliate, partner, member, manager, beneficiary or stockholder of such Holder or (b) in connection with the sale or other transfer of all or any portion of such Holder’s Registrable Shares (each a “Permitted Transferee”). Any Permitted Transferee to whom rights under this Agreement are transferred will (x) as a condition to such transfer, deliver to the Company, a written instrument by which such Permitted Transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such Permitted Transferee were a Holder under this Agreement and (y) be deemed to be a Holder hereunder. Squadron may assign any of its Permitted Transferees the authority to exercise any or all of the rights that Squadron has under this Agreement.

7.4.          Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

7.5.          Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Affiliates to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.9 hereof is reasonably calculated to give actual notice.

7.6.          WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 7.6 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

7.7.         Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

7.8.         Amendment and Waiver.

(a)          Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

(b)          Written Modifications; Waiver. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the prior written consent of (i) the Company, and (ii) Squadron. Any amendment, modification, termination or waiver effected in accordance with this Section 7.8(b) will be binding on all Holders.

7.9.         Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

(a)          by hand (in which case, it will be effective upon delivery);

(b)          by facsimile (in which case, it will be effective upon receipt of confirmation of transmission); or

(c)          by overnight delivery by a nationally recognized courier service (in which case, it will be effective one Business Day after being deposited with such courier service);

in each case, to the address (or facsimile number) listed below:

If to the Company, to it at:

OrthoPediatrics Corp.
2850 Frontier Drive
Warsaw, Indiana 46582
Attention: Dan Gerritzen
Email: dgerritzen@orthopediatrics.com
Fax No.: 574-269-3692

If to Squadron, to it at:

Squadron Capital LLC

18 Hartford Avenue
Granby, Connecticut 06035
Attention: David R. Pelizzon
Fax No.: 860 413 9872

If to any Holder other than Squadron, to it at the address set forth on Schedule I hereto.

Each of the parties to this Agreement may specify a different address or facsimile number by giving notice in accordance with this Section 7.9 to the Company.

7.10.         Entire Agreement; Binding Effect; Assignment. This Agreement, together with any documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto. This Agreement will be binding upon and inure to the benefit of the personal representatives, successors and permitted assigns of the respective parties hereto.

7.11.         Severability. If any provision of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. Such provision will, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, will be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

7.12.         Headings; Interpretation. The headings contained in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be, in each case, by way of example and without limitation. The use of the words “or,” “either,” and “any” shall not be exclusive. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

7.13.         Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. A signature delivered by facsimile, pdf, electronic mail or other electronic means shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine, pdf, electronic mail or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, pdf, electronic mail or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

OrthoPediatrics Corp.

By:	/s/ Mark Throdahl
	Name:	Mark Throdahl
	Title:	President and Chief Executive Officer

Squadron Capital LLC

By:	/s/ David R. Pellizon
	Name:	David R. Pelizzon
	Title:	President

[Signature Page to Registration Rights Agreement]

Schedule I

NAMES AND ADDRESSES OF HOLDERS (OTHER THAN SQUADRON)

Name	Address and Fax Number

EXHIBIT A - INVESTORS

Investor	Purchase Price	Share
Squadron Capital, LLC	$36,465,309.20	4,157,960	(to be paid through conversion of $22,000,000 in secured debt and $14,465,909.20 in cash)
Deborah L and Howard T. Acree	$19,995.60	2,280
Farmers State Bank Custodian FBO Mark A. Bailey IRA	$19,995.60	2,280
Patrick L. and Michelle Ball	$29,993.40	3,420
Bernie B. Berry III	$52,620.00	6,000
William K. Boncosky	$169,997.68	19,384
Bryan A. Boyer	$9,997.80	1,140
Jull Caldwell	$4,998.90	570
IRA FBO Lori Carpenter	$10,006.57	1,141
Dennis Cavender	$100,004.31	11,403
Joseph H Cerbin	$99,995.54	11,402
Scott Cochran	$19,995.60	2,280
Jana Cox	$40,008.74	4,562
Daniel J. Daluga	$249,997.62	28,506
Mallory Detweiler	$10,006.57	1,141
Farmers State Bank Custodian FBO Mark A. Fox IRA	$49,997.77	5,701
Kenneth D. and Sarah M. Fox	$20,404.37	2,281
Delores J. Galbreath	$19,995.60	2,280
Jeffrey and Cheryl Gordon	$24494.50	2,850
Michael E. Highhouse	$299,995.39	34,207
Dan and Karen L. Hoernschemeyer	$49,997.77	5,701
Norman L. Hoernschemeyer	$49,997.77	5,701
Steven F. Isenberg	$500,004.01	57,013
Orthonorcal Inc. 401k PSP, FBO Jeffrey S. Kanel	$30,002.17	3,421
Troy Alan Kerwin	$30,002.17	3,421
Rebekah Koch	$20,171.00	2,300
Edward J. and Suzanne M. Krowlak	$49,997.77	5,701
Gordon J. Millar	$10,006.57	1,141
Farmers State Bank Custodian FBO Steven B. Miller IRA	$30,002.17	3,421
John H. Odle	$20,004.37	2,281
Randy S. Roof	$19,995.60	2,280
UBS Financial Services FBO Daniel Rudzinski IRA	$19,995.60	2,280
David B. Steinberg	$9,997.80	1,140
Mark C. Throdahl	$100,004.31	11,403
Nina W. Turnery Trust u/a dated June 27, 2005	$99,995.54	11,402
Samuel B. VanLandingham	$69,993.37	7,981
James M. and Saundra L. von Seggern	$29,993.40	3,420
Robert Ward	$19,995.60	2,280
Wizardry Investments Pty Ltd as Trustee for Medical Specialties Investment Trust	$21,925.00	2,500
Michael Yergler	$100,004.31	11,403
Total	$38,999,997.06	4,446,978